Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                             Payment Date 10/18/2001


Servicing Certificate

Beginning Principal Balance                                                       121,636,019.63
Ending Principal Balance                                                          118,712,965.89
Principal Collections                                                               2,360,621.23
Interest Collections                                                                1,333,858.40

Active Loan Count                                                                          2,597

Principal Balance of Current Month Prefunding                                               0.00

Substitution Adjustment Amount                                                              0.00

Policy Draw Amount                                                                          0.00


Total Limited Reimbursement Amount                                                     25,080.60

Current month distribution to Credit Enhancer                                          33,762.35

Net Loan Rate                                                                             13.82%

Note Rate - Class A-1 Notes                                                              3.6963%
Note Rate - Class A-2 Notes                                                              7.8400%
Note Rate - Class A-3 Notes                                                              8.1700%
Note Rate - Class A-4 Notes                                                              8.2700%

                                  Beginning Note Balance     Ending Note Balance   Principal Distribution     Interest
                 Class A-1 Notes             25,326,631.98           22,403,578.24            2,923,053.74      78,011.30
                 Class A-2 Notes             18,887,000.00           18,887,000.00                       -     123,395.07
                 Class A-3 Notes             29,790,000.00           29,790,000.00                       -     202,820.25
                 Class A-4 Notes             41,753,000.00           41,753,000.00                       -     287,747.76
                                            --------------          --------------                      --    ----------
                     Total Notes            115,756,631.98          112,833,578.24            2,923,053.74     691,974.38

Certificates                                     43,082.64

Prefunding Account                                                           Total Amount
                                                                       --------------------------
Beginning Balance                                                                           0.00
Interest Earned on Prefunding Account                                                       0.00
Prior month Interest earned transferred to overcollateralization                            0.00
Collection Period Subsequent Transfer                                                       0.00
Prefunding Account balance distributed to Noteholders                                       0.00
                                                                       --------------------------
           Total Ending Prefunding Account Balance  as of Payment Date                      0.00


Capitalized Interest Account Balance
Beginning Balance                                                                           0.00
Withdraw relating to prior month Collection Period                                          0.00
Interest Earned                                                                             0.00
Interest Earned sent to Note Payment account                                                0.00
Total Ending Capitalized Interest Account Balance to Noteholders                            0.00
                                                                       --------------------------
                     Total Ending Capitalized Interest Account Balance                      0.00
                                                                       ==========================


Beginning Overcollateralization Amount                                              5,880,121.40
Overcollateralization Amount Increase (Decrease)                                           (0.00)
                                                                       --------------------------
Ending Overcollateralization Amount                                                 5,880,121.40
Outstanding Overcollaterization Amount                                                     (0.00)
                                                                       --------------------------
Required Overcollateralization Amount                                               5,880,121.40


                                                                                                         Number      Percent
                                                                                         Balance        of Loans   of Balance
Delinquent Loans (30 Days)                                                          1,896,334.52           39         1.60%
Delinquent Loans (60 Days)                                                          1,078,166.48           24         0.91%
Delinquent Loans (90+ Days) (1)                                                     2,456,076.03           42         2.07%
Foreclosed Loans                                                                            0.00            0         0.00%
REO                                                                                         0.00            0         0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                                                                     Percent
                                                                        Liquidation To-Date                        of Balance
                                                                       --------------------------
Beginning Loss Amount                                                               4,092,805.83
Current Month Loss Amount                                                             562,432.51                      0.47%
Current Month Principal Recovery                                                          167.85
Net Ending Loss Amount                                                              4,655,070.49
